Exhibit 99.2

Contact:     Dana Hambly
Director, Investor Relations
Phone:        (615) 890-9100

NHI Announces Agreement to Form a Joint Venture with LCS to Buy Timber Ridge CCRC in Issaquah, WA
MURFREESBORO, Tenn.--(January 7, 2020)-- National Health Investors, Inc. (NYSE:NHI) announced today that it has signed a definitive agreement with an affiliate of Life Care Services (“LCS”) to form a joint venture (“NHI-LCS JV”) to own and operate the Timber Ridge at Talus (“Timber Ridge”) continuing care retirement community (“CCRC”). NHI-LCS JV is acquiring Timber Ridge from a joint venture between Westminster Capital and LCS for a purchase price of $133 million exclusive of closing costs which are estimated to be approximately $2.0 million. Timber Ridge is a Type A CCRC in Issaquah, WA and serves the greater Seattle area. The existing campus was originally built in 2008 and an extensive expansion project was completed in 2017 with financing provided by NHI. The community is over 95% occupied and has 401 units including 330 independent living apartments, 14 assisted living apartments, 12 memory care apartments and 45 skilled nursing beds. NHI’s total investment in the NHI-LCS JV is $125 million and will be partially funded with an $81 million first mortgage from NHI representing approximately 60% of the cost. The timing of the closing is contingent on finalizing transaction documents but is expected to close on or around January 31, 2020.
Under the Agreement:

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The NHI-LCS JV has agreed to purchase Timber Ridge from the current owner which is a joint venture between Westminster Capital and LCS. The purchase price is $133 million which excludes $2.0 million in estimated transaction costs;

•	The NHI-LCS JV consists of two parts including a property company (“PropCo”) and an operating company (“OpCo”). The OpCo will be capitalized with $3.2 million initially;

•	NHI will own an 80% ownership interest in PropCo and LCS will own a 20% ownership interest;

•	NHI will own a 25% ownership interest in OpCo and LCS will own a 75% ownership interest;

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NHI is contributing $43.2 million to PropCo and $800,000 to OpCo for working capital. NHI has also agreed to provide financing to PropCo in an amount equal to 60% of the purchase price, or $81 million, at an interest rate of 5.75%. This financing includes the $60 million note NHI originally funded in 2015;

•	LCS is contributing $10.8 million to PropCo and $2.4 million to OpCo for working capital;

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PropCo will lease the community to OpCo under a triple net lease with an initial cash yield of 6.75%. The lease has a 7-year initial term with two 5-year renewal options. The escalators will be CPI-based with a floor of 1.75% and a ceiling of 2.25%;

•	NHI is providing a $5 million line of credit to OpCo for working capital needs.
NHI President and CEO Eric Mendelsohn stated, “I’m thrilled to announce this joint venture with LCS, which is highly regarded as one of the premier operators of CCRC properties in the country. Timber Ridge is a first class community in a high barrier to entry market in the Pacific Northwest and an excellent fit to the growing NHI portfolio.”

About LCS
LCS is the nation’s second largest senior living operator and a leading provider of high-quality senior lifestyle products and services, serving thousands of seniors across the nation. Committed to service, the LCS Family of Companies focuses on development, operations management, marketing and sales management, and strategic planning for Continuing Care/Life Plan and rental communities, rental independent living, assisted living, and memory care communities nationwide. Based in Des Moines, Iowa, the LCS Family of Companies provides a full-service real estate private equity enterprise, insurance, national purchasing consulting services and in-home care. In the field of senior living, Experience is Everything. For more information, visit LCSnet.com.
About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.
About Westminster Capital
Westminster Capital manages real estate investment strategies on behalf of private wealth capital through commercial property investments across the United States in Industrial/Distribution, Apartments, Medical Office and Senior Living properties. Founded in 1988, the firm is headquartered in Lake Forest, Illinois. www.WestminsterCapitalllc.com
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company's, tenants', operators', borrowers’ or managers' expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on NHI’s web site at http://www.nhireit.com.